GMAC05-AR5-V2 - Price/Yield - 3A1									Jumbo 5s

Balance	[Contact Desk]	Delay	17	WAC(3)	5.3197	WAM(3)	359
Coupon	5.0697	Dated	8/1/2005	NET(3)	5.0697	WALA(3)	1
Settle	8/31/2005	First Payment	9/18/2005

* PAYS GROUP NET WAC LESS [0.000%] THROUGH MONTH 59, THEN NET WAC LESS [0.000]%. EFFECTIVE NET MARGIN EQUALS APPROX. [2.495]%
RUN TO EARLIEST OF EACH UNDERLYING LOAN'S RESET AND 10% CALL						CALCULATED AS OF CUT-OFF DATE COLLATERAL INFORMATION

Price	15 CPB - Call (Y)	20 CPB - Call (Y)	22 CPB - Call (Y)	25 CPB - Call (Y)	27 CPB - Call (Y)	30 CPB - Call (Y)	35 CPB - Call (Y)	40 CPB - Call (Y)	45 CPB - Call (Y)

98-09	5.6363	5.7039	5.7333	5.7806	5.8143	5.8679	5.9701	6.0985	6.2550
98-17	5.5481	5.6040	5.6283	5.6674	5.6952	5.7395	5.8240	5.9301	6.0595
98-25	5.4603	5.5045	5.5238	5.5547	5.5767	5.6118	5.6786	5.7626	5.8651
99-01	5.3728	5.4054	5.4196	5.4424	5.4587	5.4846	5.5339	5.596	5.6716
99-09	5.2856	5.3067	5.3159	5.3307	5.3412	5.3580	5.3900	5.4302	5.4792
99-17	5.1987	5.2084	5.2127	5.2195	5.2243	5.2320	5.2467	5.2652	5.2878
99-25	5.1122	5.1105	5.1098	5.1087	5.1079	5.1066	5.1042	5.1011	5.0974
100-01	5.0260	5.0131	5.0074	4.9984	4.9920	4.9818	4.9623	4.9378	4.9079
100-09	4.9401	4.9160	4.9055	4.8886	4.8766	4.8575	4.8212	4.7753	4.7194
100-17	4.8545	4.8193	4.8039	4.7793	4.7618	4.7338	4.6807	4.6137	4.5319
100-25	4.7693	4.7229	4.7028	4.6704	4.6474	4.6107	4.5409	4.4528	4.3453
101-01	4.6844	4.6270	4.6021	4.5621	4.5335	4.4882	4.4017	4.2928	4.1596
101-09	4.5998	4.5315	4.5018	4.4541	4.4202	4.3661	4.2633	4.1335	3.9749
101-17	4.5155	4.4363	4.4019	4.3467	4.3073	4.2447	4.1255	3.975	3.7912
101-25	4.4315	4.3415	4.3024	4.2396	4.1949	4.1238	3.9883	3.8173	3.6083
102-01	4.3479	4.2471	4.2033	4.1331	4.0830	4.0034	3.8518	3.6604	3.4264
102-09	4.2645	4.1531	4.1046	4.0270	3.9716	3.8836	3.7160	3.5043	3.2454

WAL	3.28	2.89	2.74	2.54	2.41	2.23	1.94	1.67	1.43
Principal Window	Sep05 - Jul10	Sep05 - Jul10	Sep05 - Jul10	Sep05 - Jul10	Sep05 - Jul10	Sep05 - Jul10	Sep05 - Jun10	Sep05 - Jan10	Sep05 - May09
Payment # Months	59	59	59	59	59	59	58	53	45

LIBOR_1YR	4.0813	4.0813	4.0813	4.0813	4.0813	4.0813	4.0813	4.0813	4.0813
Prepay	15 CPB	20 CPB	22 CPB	25 CPB	27 CPB	30 CPB	35 CPB	40 CPB	45 CPB
Optional Redemption	Call (Y)	Call (Y)	Call (Y)	Call (Y)	Call (Y)	Call (Y)	Call (Y)	Call (Y)	Call (Y)

Note: Assumes 4.45% Initial Subordination to AAA. Subject to +/-1.00% variance.

Disclaimer: The analyses, calculations, and valuations herein are based on certain assumptions and data provided by third parties which may vary from the actual									20-Jun-05
characteristics of the pool. Credit Suisse First Boston LLC makes no representation that such analyses or calculations are accurate or that such valuations
represent levels where actual trades may occur. Investors should rely on the information contained in or filed in connection with the prospectus / prospectus supplement.								Preliminary - Subject to 5% Variance